UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2024

COMMUNITY WEST BANCSHARES

(Exact Name of Registrant as Specified in its Charter)

California	000-23575	77-0446957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, CA 93117
(Address of principal executive office, including zip code)

(805) 692-5821
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Introductory Note

On February 8, 2024, Community West Bancshares, a California corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) in connection with the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023 (the “Merger Agreement”), by and between the Company and Central Valley Community Bancorp, a California corporation (“Central Valley”) and the transactions contemplated by the Merger Agreement, including the merger of the Company with and into Central Valley, with Central Valley surviving the merger (the “Merger”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s shareholders considered certain matters related to the Merger, each of which is described in more detail in the joint proxy statement/prospectus of the Company and Central Valley, dated January 5, 2024 (the “Joint Proxy Statement/Prospectus”). At the close of business on December 18, 2023, the record date of the Special Meeting, there were 8,836,858 shares of Company common stock outstanding. At the Special Meeting, the holders of 6,120,415 shares of Company common stock were represented in person or by proxy, constituting a quorum.

The vote results of the matters presented at the Special Meeting are set forth below:

Item 1 – Approval of the Merger Agreement. A proposal to approve the principal terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger of the Company with and into Central Valley, with Central Valley surviving the Merger, and the cancellation of each outstanding share of Company common stock, other than any excluded shares, in exchange for the right to receive 0.7900 of a share of Central Valley common stock, subject to the terms in the Merger Agreement, as described in the Joint Proxy Statement/Prospectus.

Votes For	Votes Against	Abstentions
5,922,145	186,334	11,936

Item 2 – Advisory Proposal to Approve Merger-Related Compensation. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement.

Votes For	Votes Against	Abstentions
5,004,693	1,038,141	77,581

Item 3 – Grant of Discretionary Authority to Adjourn Meeting. To consider and vote upon a proposal to grant discretionary authority to adjourn the Special Meeting if necessary or appropriate in the judgment of the Company board of directors to solicit additional proxies or votes in favor of the approval of the principal terms of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Votes For	Votes Against	Abstentions
5,804,901	120,663	194,851

Item 7.01. Regulation FD Disclosure.

On February 9, 2024, the Company issued a press release announcing the voting results of the Special Meeting and the results of the Special Meeting of Central Valley shareholders held on February 8, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information included or incorporated in Item 7.01 of this current report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release dated February 9, 2024, titled “Central Valley Community Bancorp and Community West Bancshares Announce Receipt of Shareholder Approval for Merger”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY WEST BANCSHARES

/s/ Richard Pimentel
Richard Pimentel
Executive Vice President – Chief
Financial Officer

Date: February 9, 2024